Exhibit 99.1

UNITY Biotechnology Announces Exclusive License Agreement with Jocasta Neuroscience to Continue Development of α-Klotho Program

SOUTH SAN FRANCISCO, Calif., December 20, 2021 – UNITY Biotechnology, Inc. (“UNITY”) [NASDAQ: UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today announced it has signed an exclusive agreement licensing its α-Klotho asset to Jocasta Neuroscience, Inc. for development and commercialization.

The α-Klotho protein is a circulating factor associated with improved cognitive performance in preclinical studies. α-Klotho is hypothesized to optimize synaptic neurotransmission of N-methyl-D-aspartate (NMDA) receptors in the brain, effectively combatting the cognitive and synaptic deficits, despite high levels of pathogenic Ab, tau, and phosphorylated tau proteins associated with Alzheimer’s disease.

“Since first licensing the α-Klotho asset from UCSF to explore its potential utility in cognitive disorders and other age-related diseases, I’m proud of the team’s hard work in further advancing the program, and we are pleased to now enter into this agreement with Jocasta,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “This deal allows us to support the continued development of the α-Klotho asset in a capital-efficient manner and share significantly in the upside economics, while focusing UNITY’s resources to advance our lead UBX1325 program, which has several key readouts in 2022.”

Under the terms of the agreement, UNITY will receive an upfront cash payment from Jocasta, as well as additional payments based on development milestones, approval milestones, and sales-based royalties, per indication.

In May 2019, the Company exclusively licensed the α-Klotho asset from University of California, San Francisco ("UCSF") for certain patents and know-how rights related to α-Klotho. Under the license agreement, Jocasta Neuroscience is, in addition to the payments due to the Company, required to make all payments due to UCSF from UNITY under the UCSF License.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, our expectations regarding potential benefits, activity, effectiveness, and safety of UBX1325, the expected timing of results of our studies of UBX1325, the timing of the expected commencement, progression, and conclusion of our studies including those of UBX1325, and the potential for UNITY to share in the upside economics in the development of the α-Klotho asset. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of UNITY in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 10, 2021, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

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Canale Communications
Jason Spark
Jason.spark@canalecomm.com